EXHIBIT 5.1

LAWYERS

Davis Wright Tremaine LLP

ANCHORAGE  BELLEVUE  LOS ANGELES  NEW YORK  PORTLAND  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, D.C.

SUITE 2300	TEL (503) 241-2300
1300 SW FIFTH AVENUE	FAX (503) 778-5299
PORTLAND, OR 97201-5630	www.dwt.com

August 18, 2008

Communication Intelligence Corporation

275 Shoreline Drive, Suite 500

Redwood Shores, CA 94065

Ladies and Gentlemen:

We have acted as counsel to Communication Intelligence Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualify for sale 33,410,714 shares of the Company’s Common Stock, par value $0.01 per share, consisting of 7,428,571 shares of common stock issuable upon conversion of the Company’s convertible preferred stock (the “Preferred Stock”) and identified in the Registration Statement (the “Shares”) and 25,982,143 shares of common stock which may be issued pursuant to the terms of the warrants (the “Warrants”) identified in the Registration Statement (the “Warrant Shares”).  The Shares and the Warrant Shares are being registered pursuant to the Registration Rights Agreement dated June 5, 2008.

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)           The Registration Statement to be filed by the Company under the Securities Act with the Commission on August 18, 2008.

(b)           The Certificate of Incorporation, as amended, and Bylaws of the Company.

(c)           Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review we have assumed:

(a)           The genuineness of all signatures.

(b)          The authenticity of the originals of the documents submitted to us.

(c)          The conformity to authentic originals of any documents submitted to us as copies.

(d)          As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that upon the conversion of the Preferred Stock from time to time, in accordance with the Securities Purchase Agreement dated June 5, 2008 by and among the Company and the investors identified therein, the Shares to be issued to the holders of the Preferred Stock will be duly authorized by all necessary corporate action of the Company, validly issued, fully paid and nonassessable and, upon exercise of the Warrants from time to time, in accordance with the terms of the Warrants, the Warrant Shares to be issued to the holders of the Warrants will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.

Very truly yours,

/s/ Davis Wright Tremaine LLP

Davis Wright Tremaine LLP